Exhibit 10.30

[LOGO]

Tessera Technologies, Inc. 3099 Orchard Drive San Jose, CA 95134 Phone 408.894.0700 Fax 408.894.0788

November 8, 20001

Dr. Phil Dauber

27930 Roble Alto Rd.

Los Altos Hills, CA 94022

Dear Phil:

Tessera’s Board of Directors approved an extension to your consulting agreement on August 15, 2001. This revision extends your consulting term to the end of 2002, and includes an incremental option grant of 82,000 shares, vesting from August 1, 2001 through November 30, 2002.

As a part of this extension it is understood that

•	There is an unpaid sabbatical from 8/1/02 through 12/31/02. During this sabbatical your options will continue to vest.

•	Your consulting contract cannot be terminated by Tessera prior to December 31, 2002, however, Tessera can change the agreement to an unpaid inactive status. If Tessera makes such a change, you options will continue to vest through November 30, 2002.

I hope this clarifies our understanding.

Very truly yours,

/s/    Bruce McWilliams

Bruce McWilliams

President & CEO